EXHIBIT 10.1


                                 PROMISSORY NOTE

                                December 30, 2005
                               -------------------
                                     (Date)

                     2777 Ontario Street, Burbank, CA 91504
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                               (Address of Maker)

FOR VALUE RECEIVED, Point.360 ("Maker") promises, jointly and severally if more than one, to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a "Payee") at its office located at 2400 East Katella Ave., Ste. 800, Anaheim, CA 92806, or at such other place as Payee or the holder hereof may designate, the principal sum of Ten Million and No/100 Dollars ($10,000,000.00), with interest thereon, from the date hereof through and including the dates of payment, at the floating per annum simple interest rate ("Contract Rate") calculated as hereinafter set forth.

Until the Option to Convert (as defined below) is exercised, the Contract Rate shall be adjusted once each calendar month, and such adjustment shall be effective during the adjustment period ("Adjustment Period") as hereinafter defined. Each Adjustment Period shall commence at the close of business on the first day of a calendar month and shall continue through the same day of the next succeeding calendar month. The "Contract Rate" for each Adjustment Period shall be equal to the sum of (i) Three and Fifteen One Hundredths percent (3.15%) per annum, plus (ii) a variable per annum interest rate, which shall be equal to the rate listed for one month London Interbank Offered Rate (LIBOR) which is published in the Money Rates Column of the Wall Street Journal, Eastern Edition (or, in the event such rate is not so published, in such other nationally recognized publication as Payee may specify) on the first Business Day of the calendar month preceding the month in which the interest payment being adjusted shall be due and payable. As used herein, the term "Business Day" shall mean and include any calendar day other than a day on which all commercial banks in the City of New York, New York are required or authorized to be closed.

So long as no default exists hereunder and all of the terms and conditions of this Note are fulfilled, Maker may elect to convert (the "Option to Convert") the Contract Rate to a fixed per annum simple interest rate as of any date on which a Periodic Installment is due upon at least 30 but no more than 60 days prior written notice (the "Notice Date") to Payee accompanied by a Conversion Fee of $500.00 (which notice shall be irrevocable and shall be sent to the attention of Payee's Business Center Manager, 2400 East Katella Ave., Ste. 800, Anaheim, CA 92806). Such notice shall state the due date of a Periodic Installment on which Maker elects the fixed Contract Rate to apply. Maker shall pay to Payee, if necessary, prior to the effective date of the fixed Contract Rate, an additional sum sufficient to amortize the unpaid principal over the balance of the original term hereof at the Contract Rate applicable for the first Periodic Installment. If Maker elects to exercise this Option to Convert, the fixed Contract Rate shall be equal to the following applicable amount:

(a) If there are less than eighteen (18) months remaining before the Final Installment of this Note is due, the sum of Three and Thirty Eight One Hundredths percent (3.38%) per annum plus the Current Rate as provided herein. The "Current Rate", as provided herein, shall be the per annum interest rate listed for "1-Year" Treasury, constant maturity, under the column indicating an average rate as stated in the Federal Reserve Statistical Release H.15 (519) for the second calendar month preceding the calendar month in which the fixed Contract Rate will be effective. If, for any reason whatsoever, the Federal Reserve Statistical Release H.15 (519) is no longer published, the Current Rate shall be equal to the latest annualized interest rate for "one year" U.S. Treasury Bills as reported by the Federal Reserve Board on a weekly-average basis, adjusted for constant maturity as indicated in the "Money Rates" column of the Wall Street Journal, Eastern Edition, published on the first Business Day of the calendar month preceding the month in which the fixed Contract Rate will be effective.

(b) If there are more than eighteen (18) but less than forty-two (42) months remaining before the Final Installment of this Note is due, the sum of Three and Forty seven One Hundredths percent (3.47%) per annum plus the Current Rate as provided herein. The "Current Rate", as provided herein, shall be determined in the same manner as noted in subparagraph (a) above except it shall be based upon the rate listed for "2-Year" Treasury bills.

(c) If there are more than forty-two (42) but less than sixty (60) months remaining before the Final Installment of this Note is due, the sum of Three and Fifty six One Hundredths percent (3.56%) per annum plus the Current Rate as provided herein. The "Current Rate", as provided herein, shall be determined in the same manner as noted in subparagraph (a) above except it shall be based upon the rate listed for "3-Year" Treasury bills.

Subject to the other provisions hereof, the principal on this Note is payable in lawful money of the United States in Sixty (60) consecutive monthly installments of One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and 67/100 Dollars ($166,666.67) each ("Periodic Installment") and a final installment which shall be in the amount of the total outstanding unpaid principal and interest. The first Periodic Installment shall be due and payable on first and the following Periodic Installments and the final installment shall be due and payable on the same day of each succeeding period (each, a "Payment Date"). In addition to the payments of principal provided above, interest at the Contract Rate shall be payable on the Payment Date. All payments shall be applied first to interest and then to principal. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 365 day year (366 day leap year).

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which being hereinafter called a "Security Agreement").

Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received within ten (10) days after the applicable due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in default under or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all interest thereon and any other sum payable under this Note or the Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of twelve percent (12%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of the entire indebtedness plus an additional sum as a premium equal to the sum of:

(a) the following percentages of the outstanding principal balance for the indicated period: Prior to the first annual anniversary date of this Note: Two percent (2.0%) Prior to the second annual anniversary date of this Note: One percent (1.0%) and zero percent (0%) thereafter, plus all other sums due hereunder or under any Security Agreement; plus

(b) "the Make Whole Amount" (if applicable and determined as set forth below); provided, however, that the Make Whole Amount shall only be applicable for a Prepayment Date which occurs during a period when the Contract Rate has been fixed ("Fixed Rate Period"). The Make Whole Amount shall be an amount equal to the excess of (i) the net present value of the stream of remaining payments, discounted to the Prepayment Date at a per annum interest rate equal to the then Reinvestment Rate, over (ii) the principal balance outstanding as of the Prepayment Date, before any such prepayment. For the purposes hereof, the stream of remaining payments shall equal the sum of each payment of principal & interest which would have been due following the Prepayment Date, for the Fixed Rate Period, plus the principal balance that would have been remaining at the end of the Fixed Rate Period. For the purposes hereof, the "Reinvestment Rate" shall be the per annum interest rate that is equal to the sum of (a) three and fifteenth one hundred percent (3.15%) plus (b) the stated yield of United States Treasury Notes having a life equal to the remaining term of this Note (assuming that this Note would have terminated at the end of the Fixed Rate Period) published in the Wall Street Journal, Eastern Edition two Business Days prior to the Prepayment Date. If no maturity exactly corresponds to such life, the yields of the two United States Treasury Notes with lives immediately above and below such life would be interpolated on a straight line basis to arrive at the Reinvestment Rate. The Make Whole Amount shall be deemed zero if the calculation results in a negative number.

Notwithstanding the foregoing, if Maker sells its property located at 2701 Media Center Drive, Los Angeles, CA 90065, then within twelve (12) months of the closing of such transaction, Maker shall make a partial prepayment of its indebtedness under this Note of no less than $500,000 and no greater than $4,000,000; and, provided there exists no default hereunder or under any Security Agreement at such time (or there exists no event which with the giving of notice, the passage of time, or both, would constitute a default under this Note or any Security Agreement at such time), then such prepayment shall not require the payment to Payee of the foregoing prepayment sum or Make-Whole Amount.

Additionally, notwithstanding anything to the contrary contained herein, provided that no default has occurred and is continuing hereunder or under the Security Agreement, Maker may, upon no less than 30 days prior written notice to Payee, sell any item of Collateral provided that the net proceeds of such sale are paid directly to Payee and provided that the net proceeds of such sale are equal to or greater than the then "pay-off value" which Payee, in its sole and absolute discretion, has assigned to such item of Collateral on its books and records, subject in all events, however, to a maximum annual a ggregate amount of all such sales of no greater than $250,000 per calendar year. Upon Payee's receipt of the required pay-off value, Payee shall release its security interest in such item of Collateral, and Maker shall have no obligation to Payee for any prepayment premium or Make-Whole Amount on such amount so prepaid.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or the Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or the Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "Obligor") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including Payee's reasonable attorneys' fees.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

MAKER IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES, WHICH MAY ARISE OUT OF OR IN CONNECTION HEREWITH AND WITH THE DEBT DOCUMENTS (COLLECTIVELY, THE "PROCEEDINGS"), AND MAKER FURTHER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REMOVE ANY SUCH PROCEEDINGS FROM ANY SUCH COURT (EVEN IF REMOVAL IS SOUGHT TO ANOTHER OF THE ABOVE-NAMED COURTS). MAKER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MIGHT NOW OR HEREAFTER HAVE TO THE ABOVE-NAMED COURTS BEING NOMINATED AS THE EXCLUSIVE FORUM TO HEAR AND DETERMINE ANY SUCH PROCEEDINGS AND AGREES NOT TO CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT IT OR ITS PROPERTY IS IMMUNE FROM LEGAL PROCESS FOR ANY REASON WHATSOEVER, THAT ANY SUCH COURT IS NOT A CONVENIENT OR APPROPRIATE FORUM IN EACH CASE WHETHER ON THE GROUNDS OF VENUE OR FORUM NON-CONVENIENS OR OTHERWISE. MAKER ACKNOWLEDGES THAT BRINGING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE COURTS SET FORTH ABOVE WILL CAUSE IRREPARABLE HARM TO PAYEE WHICH COULD NOT ADEQUATELY BE COMPENSATED BY MONETARY DAMAGES, AND, AS SUCH, MAKER AGREES THAT, IN ADDITION TO ANY OF THE
REMEDIES TO WHICH PAYEE MAY BE ENTITLED AT LAW OR IN EQUITY, PAYEE WILL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS (WITHOUT THE POSTING OF ANY BOND AND WITHOUT PROOF OF ACTUAL DAMAGES) TO ENJOIN THE PROSECUTION OF ANY SUCH PROCEEDINGS IN ANY OTHER COURT. Notwithstanding the foregoing, each of Maker and Payee shall have the right to apply to a court of competent jurisdiction in the United States of America or abroad for equitable relief as is necessary to preserve, protect and enforce its respective rights under this Note and any other Debt Document, including, but not limited to orders of attachment or injunction necessary to maintain the status quo pending litigation or to enforce judgments against Maker, any Obligor or the collateral pledged to Payee pursuant to any Debt Document or to gain possession of such collateral. MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY DEBT DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supersedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

                                      Point.360


 /s/  Yolanda Perez                   By: /s/  Alan Steel
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(Witness)                                (Signature)

      Yolanda Perez                            Alan Steel, CFO
----------------------------             ----------------------------
(Print name)                             Print name (and title, if applicable)

 2777 North Ontario Street
 Burbank, CA 91504                             95-4272619
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(Address)                                (Federal tax identification number)